Exhibit 21





            The Peoples Gas Light and Coke Company
                Subsidiaries of the Registrant


                                                 Date of            State of
       Company                                 Incorporation       Incorporation

Peoples Gas Light Exploration Company             04/25/73            Illinois

Peoples Gas Neighborhood Development Corporation  04/16/85            Illinois

Peoples Gas Ventures Corporation                  01/13/87            Illinois